EXHIBIT 99.1

Cadillac Jack, Inc. and Subsidiaries
An Indirect Wholly Owned Subsidiary of Amaya Gaming Group Inc.
Consolidated Financial Statements as of and
for the Years Ended December 31, 2014 and 2013, and Independent Auditors’ Report

CADILLAC JACK, Inc. AND SUBSIDIARIES
(An Indirect Wholly Owned Subsidiary of Amaya Gaming Group Inc.)

TABLE OF CONTENTS
Page
CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013:

Balance Sheets	3

Statements of (Loss) Income and Comprehensive (Loss) Income	5

Statements of Stockholder’s Deficit	6

Statements of Cash Flows	7

Notes to Consolidated Financial Statements	9

CADILLAC JACK, INC. AND SUBSIDIARIES
(An Indirect Wholly Owned Subsidiary of Amaya Gaming Group Inc.)

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS

CURRENT ASSETS:
Cash	$ 7,585,794	$ 14,252,639
Restricted cash	0	5,000,000
Accounts receivable — net	13,744,808	8,974,921
Inventory — net	5,645,324	5,732,529
Other current receivables	1,499,756	2,184,863
Current portion of deferred costs	1,068,000	1,086,000
Prepaid expenses and other current assets	1,563,080	1,147,436
Current deferred tax assets	238,853	7,161,332

Total current assets	31,345,615	45,539,720

PROPERTY AND EQUIPMENT — Net	25,956,330	28,615,554

OTHER ASSETS:
Deferred financing costs	239,269	1,878,484
Intangible assets — net	10,965,433	9,705,689
Noncurrent deferred tax assets	—	10,852,129
Deferred costs	2,581,000	3,662,500
Other noncurrent assets	1,753,182	639,553

TOTAL ASSETS	$ 72,840,829	$ 100,893,629

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 5,399,876	$ 8,050,328
Due to Amaya	—	4,667,082
Accrued sales and value-added taxes	1,315,198	1,085,502
Current portion of long-term debt	2,400,000	1,986,233
Current portion of obligations under capital lease	523,072	693,342

Total current liabilities	9,638,146	16,482,487

LONG-TERM LIABILITIES:
Long-term debt — net of current portion and discounts	325,997,834	158,400,000
Other long-term liabilities	2,567,264	976,226
Noncurrent deferred tax liabilities	238,853
Obligations under capital lease — net of current portion	315,650	372,329

Total liabilities	338,757,747	176,231,042

COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDER’S DEFICIT:
Common stock — voting; $0.01 par value — authorized, issued, and outstanding, 1,000 shares	10	10
Additional paid-in capital	—	52,920,050
Accumulated other comprehensive income (loss)	973,671	(247,120)
Accumulated deficit	(156,890,599)	(18,010,353)
Deemed distribution	(110,000,000)	(110,000,000)

Total stockholder’s deficit	(265,916,918)	(75,337,413)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$72,840,829	$100,893,629
See notes to consolidated financial statements.

CADILLAC JACK, INC. AND SUBSIDIARIES
(An Indirect Wholly Owned Subsidiary of Amaya Gaming Group Inc.)

CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

NET SALES	$ 87,128,979	$ 84,930,843

SALES TO AMAYA	—	330,000

TOTAL NET SALES	87,128,979	85,260,843

COST OF GOODS AND SERVICES	30,317,459	26,020,244

SELLING, GENERAL, AND ADMINISTRATIVE	30,237,875	30,914,058

INSURANCE SETTLEMENT	—	(890,000)

INCOME FROM OPERATIONS	26,573,645	29,216,541

OTHER INCOME (EXPENSE):
Interest income	5,163	25,485
Interest expense	(28,803,408)	(11,982,445)
Loss on extinguishment of debt	(1,714,503)	(3,638,653)
Loss on foreign currency transactions	(2,914,903)	(27,572)

Total other expense	(33,427,651)	(15,623,185)

NET (LOSS) INCOME BEFORE INCOME TAXES	(6,854,006)	13,593,356

INCOME TAX EXPENSE	(21,976,841)	(5,048,807)

NET (LOSS) INCOME	(28,830,847)	8,544,549

OTHER COMPREHENSIVE INCOME — Foreign
currency translation	1,220,791	74,614

COMPREHENSIVE (LOSS) INCOME	$ (27,610,056)	$ 8,619,163
See notes to consolidated financial statements.

CADILLAC JACK, INC. AND SUBSIDIARIES
(An Indirect Wholly Owned Subsidiary of Amaya Gaming Group Inc.)

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013
	Common Stock Class A		Common Stock Class B
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Treasury Stock at Cost	Deemed Distribution	Total Stockholder’s Deficit
BALANCE — December 31, 2012	1,000	$ 10	—	—	$108,085,959	$(321,734)	$(26,554,902)	—	$(110,000,000)	$ (28,790,667)
Stock compensation expense	—	—	—	—	714,805	—	—	—	—	714,805
Excess tax benefit from stock compensation	—	—	—	—	155,014	—	—	—	—	155,014
Distribution of debt proceeds to Amaya	—	—	—	—	(51,035,728)	—	—	—	—	(51,035,728)
Declared distribution to Amaya of restricted cash	—	—	—	—	(5,000,000)	—	—	—	—	(5,000,000)
Other comprehensive income	—	—	—	—	—	74,614	—	—	—	74,614
Net income	—	—	—	—	—	—	8,544,549	—	—	8,544,549
BALANCE — December 31, 2013	1,000	10	—	—	52,920,050	(247,120)	(18,010,353)	—	(110,000,000)	(75,337,413)
Stock compensation expense	—	—	—	—	686,862	—	—	—	—	686,862
Excess tax benefit from stock compensation	—	—	—	—	1,321,126	—	—	—	—	1,321,126
Equity from Amaya common stock warrants issued	—	—	—	—	10,352,768	—	—	—	—	10,352,768
Distribution of debt proceeds to Amaya	—	—	—	—	(65,280,806)	—	(110,049,399)	—	—	(175,330,205)
Other comprehensive income	—	—	—	—	—	1,220,791	—	—	—	1,220,791
Net loss	—	—	—	—	—	—	(28,830,847)	—	—	(28,830,847)
BALANCE — December 31, 2014	1,000	$ 10	—	—	—	$ 973,671	$ (156,890,599)	—	$ (110,000,000)	$ (265,916,918)
See notes to consolidated financial statements.

CADILLAC JACK, INC. AND SUBSIDIARIES
(An Indirect Wholly Owned Subsidiary of Amaya Gaming Group Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$ (28,830,847)	$ 8,544,549
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation of property and equipment	10,761,775	9,442,208
Amortization of intangible assets	4,760,855	4,096,938
Deferred taxes	18,434,571	2,999,057
Share-based compensation	686,862	714,805
Excess tax benefits from share-based compensation	(1,321,126)	—
Amortization of deferred financing costs and discounts	903,470	1,873,349
Unrealized loss on currency conversion	2,889,403	—
Loss on extinguishment of debt	1,714,503	3,638,653
Loss on sale of property and equipment	69,073	148,138
Write-off of licenses and software	165,024	111,621
Costs related to sales of previously leased gaming machines and third-party licenses	447,762	353,992
Costs related to sales of gaming machines under capital lease	257,280	109,930
Impairment of property and equipment	—	350,830
Provision for doubtful accounts	834,520	734,437
Inventory write-down	36,224	123,418
Insurance proceeds related to personal property coverage for property losses incurred during 2011	—	(684,615)
Interest paid in kind	4,536,511	—
Changes in assets and liabilities:
Accounts receivable	(5,268,875)	(1,465,113)
Inventory	(436,788)	(1,313,197)
Other current receivables	856,725	4,413,864
Deferred costs	—	(2,669,842)
Prepaid expenses and other current assets	(305,128)	1,111,187
Other noncurrent assets	(213,612)	(12,508)
Accounts payable and accrued expenses	(2,528,935)	(5,528,125)
Accrued sales and valued-added taxes	19,005	(1,079,131)
Other long-term liabilities	1,591,038	569,106
Due to / from Amaya	332,918	—

Net cash provided by operating activities	10,392,208	26,583,551

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to gaming operation equipment and other property and equipment	(8,716,872)	(12,332,536)
Payments to acquire or license intangible assets	(4,994,639)	(4,889,284)
Insurance proceeds related to personal property coverage for property losses incurred during 2011	—	684,615
Release of restricted cash	5,000,000	—
Proceeds from disposals of property, equipment and intangibles	125,194	152,837

Net cash used in investing activities	(8,586,317)	(16,384,368)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(2,386,233)	(110,363,767)
Proceeds from long-term debt	175,500,000	160,000,000
Debt financing costs	(264,667)	(1,953,027)
Distribution to Amaya	(175,330,205)	(51,035,728)
Payments of obligations under capital leases	949,053)	(881,678)
Payment of restricted cash to Amaya	(5,000,000)	—
Excess tax benefits from stock-based compensation	1,321,126	—
Annuity payments to WAP winners	(63,604)	—

Net cash used in financing activities	(7,172,636)	(4,234,200)

NET INCREASE IN CASH	(5,366,744)	5,964,983

EFFECT OF EXCHANGE RATES ON CASH	(1,300,101)	39,709

CASH — Beginning of year	14,252,639	8,247,947

CASH — End of year	$7,585,794	$14,252,639
See notes to consolidated financial statements. See disclosure of additional cash flow information and noncash activity in Note 16.

CADILLAC JACK, INC. AND SUBSIDIARIES
(An Indirect Wholly Owned Subsidiary of Amaya Gaming Group Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

1.	The Company

Cadillac Jack, Inc. and subsidiaries (the “Company”), an indirect wholly owned subsidiary of Amaya Gaming Group Inc. (“Amaya”), is a diversified gaming company that specializes in the design, manufacturing, operation, sales, and servicing of gaming technologies for the global gaming marketplace. The Company’s sales and marketing efforts focus on Native American Class II and Class III commercial gaming markets. The Company markets throughout the United States and international gaming markets, primarily Mexico.

The Company was acquired by Amaya, a publicly listed corporation incorporated in Quebec, Canada, by way of a merger with Odyssey Acquisition Corporation (an indirect subsidiary of Amaya). The effective date of the acquisition was November 5, 2012. Amaya’s common shares are listed on the Toronto Stock Exchange under the symbol “AYA.”

2.	Summary of Significant Accounting Policies

Principles of Presentation and Consolidation - The accompanying consolidated financial statements include the accounts of Cadillac Jack, Inc., and the following wholly owned subsidiaries: Comercializadora de Juegos Cadillac Jack de Mexico, Servicios Administrativos CJ de Mexico, and Equipos y Soluciones Tecnologicas. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and include all adjustments necessary to fairly present the Company’s consolidated financial position, results of operations, and cash flows for each period presented.

All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Estimates are used for, but not limited to, the accounting for doubtful accounts, allowance for obsolete inventory, lease receivables, sales tax accrual, revenue recognition, warrants, stock options, deferred taxes, contingencies, and useful lives of property and equipment and intangible assets in determining depreciation and amortization, respectively. Actual results could differ from those estimates.

Revenue Recognition - The Company recognizes revenue when all of the following have been satisfied:

•	Persuasive evidence of an arrangement exists.

•	The price to the customer is fixed and determinable.

•	Delivery has occurred.

•	Collection is reasonably assured

Gaming Operations Revenue - Gaming operations revenue consists of the operation of linked progressive systems and the rental of gaming devices, game content, and the related systems placed with customers. Fees under these arrangements are earned and recognized based on a share of money wagered, a share of the net winnings, or on a fixed daily rate. The daily fee entitles the customer to full use of the gaming device and includes maintenance, licensing of the game content software, and connection to a linked progressive system, where applicable. In certain markets, the Company also charges a daily system connection fee for the customer to connect to a central determination system and/or back-office system. The Company does not consider these arrangements to have multiple revenue-generating activities as the services offered are a comprehensive solution in exchange for a daily fee. All of the products and services delivered simultaneously provide the customer with rights to use tangible gaming devices and software that is essential to the functionality of the gaming devices. Gaming operations revenue is recognized under general revenue recognition guidance as the services are delivered.

Wide Area Progressive (WAP) - WAP systems consist of linked slot machines located in multiple casino properties, which connect to the Company’s central computer system. WAP games differ from stand‑alone units in that a progressive jackpot increases with every wager until a player wins the top award. Revenues are recognized for each gaming machine based upon a percentage of amounts wagered on the gaming machine. Revenues are recognized as earned and when collectability is reasonably assured. Jackpots are payable immediately at the time the prize is awarded to the player and recorded as costs of goods sold.

The Company’s product sales revenues are generated from the sale of gaming machines and parts. Product sales are recognized upon delivery.

Service revenues include support and maintenance on machines, engineering services, installation, and management services. Services are recognized as they are provided.

Software License Fees - The Company also earns license fees from customers. License fees are generally billed at fixed monthly amounts per machine and recognized over the license period.

Multiple-Element Arrangements - The Company enters into revenue arrangements that may consist of multiple deliverables of its products and services. For example, customers may enter into arrangements with the Company for the implementation of systems software and the sale of gaming devices. Arrangements for the implementation of systems software will generally include a combination of systems software licenses, systems-based hardware products, maintenance and product support fees, and professional services. Certain gaming equipment arrangements may also include the sale of gaming devices. For sales arrangements with multiple deliverables, the Company divides deliverables into separate units of accounting, if:

•
The delivered items have stand‑alone value to the customer. The items have value on a stand-alone basis if they are sold separately by any vendor or the customer could resell the delivered items on a stand-alone basis.

•	Delivery of any undelivered item is considered probable and substantially in the Company’s control.

The arrangement price is allocated to each of the elements based on the estimated selling prices of each element. Estimated selling prices are the Company’s best estimates of the prices that would be charged to customers if the stand-alone elements were separately sold and include considerations of prices charged by the Company for similar deliverables. The revenue related to the gaming machines and license fees and related costs are recognized upon delivery. Revenue related to revenue share is recognized over the estimated life of the arrangement as the service is performed, which ranges from one to five years.

For arrangements that do not qualify for separate units of accounting, the up-front fees paid are recorded as deferred revenue and the up-front expenses incurred are capitalized as deferred costs. Revenue and costs are amortized over the estimated life of the arrangement.

In certain operating lease arrangements, the Company makes payments to customers early in the lease term as an incentive. These payments are accounted for as lease incentives and accordingly deferred and recognized ratably over the lease term as a reduction of revenue. There are no lease incentive payments contractually required to be made in 2015.

Restricted Cash - Restricted cash is the contractual amount held by a financial institutions pursuant to the term loans (see Note 11).

Allowance for Doubtful Accounts - The allowance for doubtful accounts represents the Company’s best estimate of probable future losses in the accounts receivable balance. This estimate is based on historical experience and other currently available evidence.

Inventory - Inventory is stated at the lower of cost or market using standard costs, which approximates the weighted-average method of valuing inventory. Inventory specifically allocated to manufacture gaming machines to be placed under revenue-sharing arrangements is reclassed to gaming machines under construction, included in property and equipment.

Inventory at December 31, 2014 and 2013, is composed of the following categories:

	2014	2013

Manufactured finished goods and work in process	$ 1,020,452	$ 818,225
Raw materials and parts inventory	4,741,688	5,040,001
Less allowance for obsolete inventory	(116,816)	(125,697)

Total inventory — net	$ 5,645,324	$ 5,732,529

Property and Equipment - The Company has property and equipment located throughout the United States and Mexico that are carried at cost. Expenditures for maintenance and repairs are expensed, while costs incurred for renewals and refurbishments that materially extend the life of the property and equipment are capitalized. Upon the sale, retirement or disposal of property and equipment, the asset cost and accumulated depreciation is eliminated from the financial statements. Any resulting gain or loss is included in operations. Sales of used games previously classified as gaming machinery and equipment are included in net sales, and the related net book value is included in cost of goods and services in the consolidated statements of (loss) income and comprehensive (loss) income.

Long‑lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to their estimated future undiscounted cash flows. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. The Company recorded impairment charges of zero and $351,000 for the years ended December 31, 2014 and 2013, respectively. The impairment charges recorded were the net book value of the machines. The impairment charges are included in selling, general, and administrative expenses in the consolidated statements of (loss) income and comprehensive (loss) income.

During 2013, the Company received insurance proceeds related to 223 leased machines and related equipment destroyed by fire in 2011 that were installed in a customer’s facility. The total recovery was $890,000 and is included in insurance settlement in the consolidated statement of (loss) income and comprehensive (loss) income. In the consolidated statement of cash flows, the proceeds are allocated between the insurance recoveries attributable to business interruption and the insurance recoveries attributable to personal property damages. The recovery for business interruption of $205,385 is classified as a cash flow from operating activities. The recovery for personal property damages of $684,615 is classified as a cash flow from investing activities.

Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

Computer equipment and software	3–5 years
Leasehold improvements	Shorter of lease term or useful life
Machinery and equipment	5–7 years
Gaming machines and equipment	5 years
Office furniture and fixtures	7–10 years
Vehicles	5 years

Gaming machines under construction and completed games not yet shipped are included in property and equipment if specifically allocated to a revenue-sharing arrangement.

Shipping and Handling Costs - The Company classifies shipping and handling amounts billed to customers as net sales and shipping and handling costs incurred as a component of cost of goods and services.

Advertising - Advertising is expensed as incurred. Advertising costs were approximately $1,236,000 and $1,460,000 for the years ended December 31, 2014 and 2013, respectively

Stock Compensation - The Company accounts for new and modified share‑based payment transactions with employees, such as stock options and restricted stock awards, based on their fair values. Compensation expense is recognized over the vesting period (see Note 9).

Income Taxes - The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates scheduled to be in effect when temporary differences are expected to be recovered or settled. The effect of a change in enacted tax rates on the deferred tax assets and liabilities is recognized in income in the financial statement period when the new tax rates are enacted. The Company assesses the realizability of its deferred tax assets annually and records a valuation allowance when it is determined that it is more likely than not that a deferred tax asset will not be realized.

The Company recognizes uncertain tax positions taken or expected to be taken in a tax return when they are “more likely than not” to be sustained upon examination. A recognized tax position is recorded in the consolidated financial statements at the largest amount of benefit that has a greater than 50% likelihood of being realized upon settlement. Differences between the estimated liabilities and the amounts paid upon ultimate resolution with the taxing authorities are reflected as increases or decreases to income tax expense in the period in which they are determined.

The Company recognizes interest and penalties related to uncertain tax positions. Interest is included within interest expense.

Deferred Financing Costs and Debt Discounts - Deferred financing costs and debt discounts, including common stock warrants (Note 11), are amortized using the effective interest method over the term of the loan to which they relate. Amortization expense is estimated to be approximately $1,496,000, $1,967,000, $2,523,000, $3,197,000, $3,668,000 and $1,525,000 for the years ending December 31, 2015, 2016, 2017, 2018, 2019 and 2020, respectively. Deferred financing costs of approximately $1,715,000 associated with the refinancing of debt were written off as debt extinguishment during 2014 as required by U.S. GAAP. The deferred financing cost of approximately $3,639,000 associated with debt extinguishment was written off during 2013 (see Note 11). The note payable to various lenders and Macquarie US Trading LLC as administrative agent was paid and canceled in December 2013. This financing was replaced with a note payable to various lenders and Wilmington Trust as administrative agent.

Research and Development and Software Development Costs - Capitalization of software development costs begins upon the establishment of technological feasibility of the product. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenue, estimated economic life, and changes in software and hardware technology.

The Company expenses all research and development costs associated with the establishment of technological feasibility for its software products to research and development costs. From the time of establishing technological feasibility through general release of the product, the Company capitalizes software development costs and reports them in the consolidated balance sheets as a component of capitalized software at the lower of unamortized cost or net realizable value. The Company amortizes capitalized software development costs upon general release of the product to customers and computes amortization on the greater of the amounts computed using the ratio of current gross revenues the product bears to the total of current and anticipated future gross revenues or the straight-line method over the estimated economic life of the product, generally three years.

The Company expensed research and development costs of approximately $12,795,000 and $12,566,000, included in selling, general, and administrative expense, for the years ended December 31, 2014 and 2013, respectively. The Company capitalized costs related to game certification of approximately $2,489,000 and $2,013,000 for the years ended December 31, 2014 and 2013, respectively. The Company also capitalized license fees paid to third parties of approximately $2,318,000 and $2,235,000 for the years ended December 31, 2014 and 2013, respectively.

Foreign Currency Translation and Transactions - The Mexican peso is used as the functional currency for the Company’s subsidiaries located in Mexico. Assets and liabilities denominated in the foreign currency are translated into U.S. dollars using the exchange rate in effect at the consolidated balance sheet dates. Revenues, expenses, and cash flows are translated at the average exchange rate in effect during the year. The foreign currency loss of $2,915,000 and loss of $28,000 for the years ended December 31, 2014 and 2013, respectively, included in net (loss) income primarily relates to the effects of foreign exchange rate changes between the Mexican Peso and short-term intercompany loans denominated in the U.S. dollar

Fair Value of Financial Instruments - The Company’s financial instruments, including cash, accounts receivable, accounts payable, and accrued expenses, are carried at cost, which approximates their fair value due to short maturities. The carrying value of long-term debt approximates its fair value.

Subsequent Events - The Company evaluated subsequent events through March 27, 2015, the date on which these consolidated financial statements were issued.

Recently Issued Accounting Guidance - In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which changes the accounting guidance related to revenue recognition. The updated accounting guidance provides a single, contract-based revenue recognition model to help improve financial reporting by providing clearer guidance on when an entity should recognize revenue, and by reducing the number of standards to which entities have to refer. The guidance also expands the required disclosures related to revenue recognition. This guidance is effective on January 1, 2018, and early adoption is permitted. The updated accounting guidance allows for either a full retrospective adoption or modified retrospective adoption. The Company is currently evaluating the impact and method of adoption of ASU No. 2014-09 on its consolidated financial statements.

In July 2013, the FASB issued ASU 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists, that requires companies to present unrecognized tax benefits as a reduction to deferred tax assets when a net operating loss (NOL) carryforward, a similar tax loss or a tax credit carryforward exists, with limited exceptions. The amendments in guidance are effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. The Company adopted early with no material impact on the consolidated financial statements.

3.	Accounts Receivable

The Company extends credit to customers located throughout North America and Latin America based on the size of the company, its payment history, and other factors. The Company does not require collateral for its accounts receivable. The amount of accounting loss due to credit risk the Company would incur if the parties to the accounts receivable failed to perform according to the terms of the agreement would be the balance of the accounts receivable - net of the allowance for doubtful accounts. Accounts receivable at December 31, 2014 and 2013, consisted of the following:

	2014	2013

Trade receivable	$ 12,330,566	$ 9,451,471
Unbilled receivable	2,265,441	935,802
Less allowance for doubtful accounts	(851,199)	(1,412,352)

Accounts receivable — net	$ 13,744,808	$ 8,974,921

In 2014 and 2013, the Company entered into certain sales-type lease arrangements. The components of the net investment in sales-type leases as of December 31, 2014 and 2013 are as follows:

	2014	2013

Total minimum lease payments receivable	$ 1,562,493	$ 887,089
Less unearned income	(212,045)	(108,347)

Net investment in sales-type leases	$ 1,350,448	$ 778,742

The current maturity of net investment in sales-type leases is included in trade accounts receivable. The noncurrent maturity of net investment in sales-type leases is included in other noncurrent assets. The present value of minimum lease payments receivable, unearned finance income, and future minimum lease payment receivable are as follows:

	Present Value of Minimum Lease Payments Receivable	Unearned Finance Income	Future Minimum Lease Payments Receivable

2015	$ 616,231	$ 147,678	$ 763,909
2016	631,808	60,297	692,105
2017	102,409	4,070	106,479

Net investment in sales-type leases	$ 1,350,448	$ 212,045	$ 1,562,493

4.	Property and Equipment

During 2014, the Company sold previously leased gaming machines and third-party licenses with a net book value of approximately $448,000 for $1,125,000. During 2013, the Company sold previously leased gaming machines and third-party licenses with a net book value of approximately $354,000 for $1,094,000. During 2014, the Company recorded no impairment of idle gaming equipment. During 2013, the Company recorded an impairment of idle gaming equipment totaling $351,000 that is included in accumulated depreciation.

Property and equipment at December 31, 2014 and 2013 consisted of the following:

At Cost	2014	2013

Computer equipment and software	$ 4,099,754	$ 3,207,386
Leasehold improvements	837,772	738,987
Machinery and equipment	220,637	142,322
Gaming machines and equipment	72,028,634	72,573,711
Gaming machines under construction	250,518	209,420
Office furniture and fixtures	1,417,553	1,302,088
Vehicles	0	17,988

	78,854,868	78,191,902

Less accumulated depreciation	(52,898,538)	(49,576,348)

Property and equipment — net	$ 25,956,330	$ 28,615,554

5.	Intangible Assets

Third-party licenses consist of license fees for game titles developed by third parties and license fees to third parties for using certain technologies. Capitalized certification costs are related to certifying games for play in certain jurisdictions. Patents include third-party costs associated with filing applications and defending patents.

Intangible assets at December 31, 2014 and 2013, consist of the following:

	Gross	Accumulated Amortization	Net	Life
2014

Third-party licenses	$ 15,236,214	$ (9,588,952)	$ 5,647,262	3–5 years
Capitalized certification costs	13,030,282	(8,619,924)	4,410,358	3 years
Patents	918,405	(10,592)	907,813	10 years

Total	29,184,901	(18,219,468)	10,965,433

Less items not in service	(3,505,886)	0	(3,505,886)

Total costs subject to amortization	$ 25,679,015	$(18,219,468)	$ 7,459,547

2013

Third-party licenses	$ 13,715,425	$ (8,432,027)	$ 5,283,398	3–5 years
Capitalized certification costs	10,541,452	(6,622,129)	3,919,323	3 years
Patents	503,674	(706)	502,968	10 years

Total	24,760,551	(15,054,862)	9,705,689

Less items not in service	(3,207,840)	0	(3,207,840)

Total costs subject to amortization	$ 21,552,711	$(15,054,862)	$ 6,497,849

Amortization expense for the next five years and thereafter for items in service at December 31, 2014, is estimated to be as follows:

Years Ending
December 31

2015	$ 3,414,697
2016	2,221,640
2017	1,193,791
2018	425,926
2019 and thereafter	203,493

$ 7,459,547

6.	Deferred costs

Deferred costs consist of amounts paid or payable to lessees of the Company’s gaming machines to secure new lease arrangements. The costs are deferred and recognized ratably over the minimum lease term as a reduction to revenue. Deferred costs at December 31, 2014, consisted of the following:

	2014	2013

Paid to lessees	$ 5,340,000	$ 2,924,400
Payable to lessees	—	2,451,600

Total	5,340,000	5,376,000

Less accumulated amortization	(1,691,000)	(627,500)

Total	3,649,000	4,748,500

Less current portion	(1,068,000)	(1,086,000)

Noncurrent portion	$ 2,581,000	$ 3,662,500

Future amortization of deferred costs as of December 31, 2014, will be as follows:

Years Ending
December 31

2015	$ 1,068,000
2016	1,068,000
2017	1,068,000
2018	445,000

$ 3,649,000

7.	Related-Party Transactions

During 2014, the Company directed approximately $175,330,000 in proceeds from the refinancing of debt (see Note 11) to an indirect wholly owned subsidiary of Amaya. In connection with this transaction, Amaya issued 4,000,000 common stock warrants as consideration, on behalf of the Company, to certain lenders. The fair value of the warrants at issuance was approximately $10,400,000 USD. Additionally, the Company distributed $5,000,000 to Amaya as agreed to in 2013 related to the fulfilment of certain conditions under the acquisition and merger agreement, thereby eliminating its liability to Amaya (see Note 11).

During 2013, the Company distributed approximately $51,036,000 in proceeds from the new debt financing (see Note 11) to an indirect wholly owned subsidiary of Amaya. Finally, in 2013, Amaya purchased 11 game licenses from the Company for $330,000.

8.	Employee Benefit Plan

The Cadillac Jack, Inc. 401(k) Plan (“the Plan”) provides retirement benefits for its employees. As allowed under Section 401(k) of the Internal Revenue Code, the Plan provides tax-deferred salary deductions for eligible employees. Employees may contribute up to the maximum contributions as set periodically by the Internal Revenue Service. The Company may make a discretionary contribution to the Plan, not to exceed 15% of the total compensation of all participants as allowed under Section 401(k) of the Internal Revenue Code. The Company elected to make matching contributions of approximately $300,000 and $330,000 for the years ended December 31, 2014 and 2013, respectively.

9.	Share-Based Awards and Options

The purpose of the Amaya stock option plan is to attract, retain, and motivate employees and officers of the Company, and to promote the interests of the Company. The stock option plan permits the Board of Directors to grant either incentive stock options or nonqualified stock options to purchase shares of Amaya’s common stock. Amaya’s stock option plan authorized the issuance of options to purchase up to an aggregate of 13,284,434 shares of Amaya’s common stock, provided that the Board shall have the right, from time to time, to increase such number, subject to applicable laws. Certain options can become exercisable upon death or disability.

The activity in the Amaya stock option plan for the years ended December 31, 2014 and 2013, is summarized as follows:

	Options	Weighted-Average Exercise Price Canadian $

Options outstanding at December 31, 2012	1,600,000	$ 4.24

Granted	62,500	6.85
Exercised	(312,171)	4.24
Forfeited	(67,550)	4.24

Options outstanding at December 31, 2013	1,282,779	4.37

Granted	—
Exercised	(166,284)	4.27
Forfeited	(77,781)	4.78

Options outstanding at December 31, 2014	1,038,714	4.35

A summary of stock options outstanding at December 31, 2014 and 2013, is as follows:

	2014
Canadian $ Exercise Prices	Number of Options Outstanding	Weighted- Remaining Contractual Life (Years)	Number of Options Vested and Exercisable

$4.24	999,339	2.92	274,413
6.00	9,375	3.41	—
7.55	30,000	3.97	7,500

	1,038,714		281,913

	2013
Canadian $ Exercise Prices	Number of Options Outstanding	Weighted- Remaining Contractual Life (Years)	Number of Options Vested and Exercisable

$4.24	1,220,279	3.92	76,506
6.00	12,500	4.41	—
6.33	20,000	4.70	—
7.55	30,000	4.97	—

	1,282,779		76,506

During 2014, Amaya did not grant or modify any options to employees of the Company. During 2013, Amaya granted an aggregate of 62,500 options to employees of the Company. No options were modified in 2013. The Company issued three separate grants of 12,500 options, 20,000 options, and 30,000 options in 2013, with grant-date fair values of $2.33 per option, $2.48 per option, and $3.10 per option, respectively.

In 2013, the Black‑Scholes valuation model was used to estimate the option grant-date fair value based on following assumptions:

2013

Expected volatility	60%
Risk-free interest rate	1.07%
Dividend yield	- %
Expected term in years	3.75 years

Expected volatility is estimated based on stock prices of comparable companies, as adjusted to take into account Amaya’s trading history. The risk-free interest rate is based on the average yield of government of Canada one- to three-year marketable bonds. The dividend yield is 0% as Amaya does not pay dividends. The expected life is estimated using the average of the vesting period and the contractual life of the options because the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

Stock compensation expense related to the Amaya stock option plan of approximately $687,000 and $715,000 for the years ended December 31, 2014 and 2013, respectively.

There were 1,198,840 options available for future grants under the Amaya stock option plan at December 31, 2014. The unrecognized compensation cost expected to be recognized over the next three years is approximately $1,367,000.

10.	Income Taxes

The provision for income taxes at December 31, 2014 and 2013, consisted of the following:

	2014	2013

Current tax expense (benefit):
Federal	—	—
State	162,108	(5,918)
Foreign (including withholding taxes)	3,380,162	2,055,668

Total current tax expense	3,542,270	2,049,750

Deferred tax (benefit) expense:
Federal	(1,907,965)	2,448,319
State	162,587	550,738
Foreign	(1,865,796)	(423,342)
Increase in valuation allowance	22,045,745	423,342

Total deferred tax expense	18,434,571	2,999,057

Total income tax expense	$ 21,976,841	$ 5,048,807

The following is a summary of income before taxes of the United States and foreign operations for the years ended December 31, 2014 and 2013:

	2014	2013

Domestic	$ 1,197,422	$ 19,402,954
Foreign	(8,051,428)	(5,809,598)
Total	$ (6,854,006)	$ 13,593,356

Income tax expense differs from the amount computed using the statutory United States Federal income tax rate as follows for the years ended December 31, 2014 and 2013:

	2014	2013

Federal income tax at the statutory rate	34.0%	34.0%
State income taxes, net of federal benefits	-2.7%	3.3%
Foreign and United States tax rate differential	-4.2%	1.5%
Change in valuation allowance	-321.6%	3.1%
Change in liability for uncertain tax positions	14.0%	-9.4%
Interest expense	-21.8%	0.0%
Tax credits	-13.7%	4.7%
Other permanent differences	-4.6%	-0.1%
Effective tax rate	-320.6%	37.1%

The income tax provision differs from the expense that would result from applying federal statutory rates to (loss) income before income taxes due to state income taxes, permanent book/tax differences, changes in estimates for uncertain tax positions, changes in valuation allowance against deferred tax assets, and also due to federal and state research and development tax credits available. The Company has recorded a full valuation allowance against net deferred tax assets in Mexico and all U.S. jurisdictions due to the negative evidence outweighing the positive evidence related to the realization of these net deferred tax assets. The valuation allowance against these net deferred tax assets has been allocated pro rata between current and noncurrent deferred tax assets on a jurisdictional basis. The tax effects of temporary differences that give rise to significant portions of the current and noncurrent deferred tax assets and liabilities at December 31, 2014 and 2013, are presented as follows:

	2014	2013

Current — deferred tax asset:
Allowance for doubtful accounts	$ 254,047	$ 471,144
Allowance for inventory obsolescence	37,677	45,302
Inventory book tax differences	7,381	30,438
Accrued expenses	1,622,302	1,925,727
Net operating loss carryforward	402,621	5,697,708

Total current deferred tax asset	2,324,028	8,170,319

Less valuation allowance	(2,085,175)	(1,008,987)

Net current deferred tax asset	$ 238,853	$ 7,161,332

Noncurrent — deferred tax asset (liability):
Accrued expenses	$ 6,435,627	$ 1,483,729
Depreciation and amortization	(1,887,191)	(2,039,993)
Other temporary differences	444,459	524,407
Foreign tax credit carryforward	12,052,141	10,302,458
Other tax credit carryforward	2,382,172	2,925,732
Stock compensation expense	197,046	54,575
Net operating loss carryforward	3,625,345	648,770

Total noncurrent deferred tax asset	23,249,599	13,899,678

Less valuation allowance	(23,488,452)	(3,047,549)

Net noncurrent deferred tax (liability) asset	$ (238,853)	$ 10,852,129

The Company’s Mexican customers are required under the U.S.-Mexico tax treaty to withhold 10% of their payments due to the Company for license fees, which can be used as tax credits on the Company’s U.S. federal income tax return. The tax credits are not refundable, but can be carried forward for 10 years to offset future tax liability. The credits begin to expire starting in 2016. The Company’s other tax credits relate to research and development activities and begin to expire in 2024. The Company also has NOL carryforwards for U.S. federal purposes of approximately $123,000, in Mexico of approximately $2,125,000 and various U.S. states of approximately $12,167,000. The federal NOL carryforwards begin to expire in 2033, the Mexican NOL carryforwards begin to expire in 2021, and the state NOL carryforwards begin to expire in 2022.

The utilization of the NOL carryforwards and tax credits is limited in the future in accordance with Section 382 and Section 383 of the Internal Revenue Code based on a change in control that occurred in 2012. A subsequent change in control could be caused by a share repurchase program, additional issuances of common stock by the Company, and acquisitions or sales of shares by certain holders of the Company’s shares, including persons who have held, currently hold, or may accumulate in the future 5% or more of the Company’s outstanding common stock. Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to utilize the existing deferred tax assets on a jurisdictional basis. Based on this evaluation, the Company has provided a full valuation allowance of approximately $21,805,000 on its net deferred tax assets in the U.S. The Company also has approximately $4,768,000 of NOL carryforwards and other temporary differences in Mexico, which have a full valuation allowance. The determination that a valuation allowance is needed was made after weighing the positive and negative evidence related to Cadillac Jack’s ability to realize the deferred tax assets, and more weight was given to objectively verifiable evidence, such as recent operating results, and contractual obligations. The amount of the deferred tax asset considered realizable, however, could change as the Company will continue to evaluate our assumptions each year regarding the need for a valuation allowance and will make appropriate adjustments as necessary.

Approximately $543,000 in penalties were recorded on uncertain tax positions during the year and remained accrued as of December 31, 2014. No interest was recorded on uncertain tax positions since no tax would be due. There were no penalties or interest recorded on uncertain tax positions during 2013 or accrued as of December 31, 2014. While not anticipated, the amount of unrecognized tax benefits may change for various reasons in the next 12 months; however, the Company does not expect that change to have a material impact on its consolidated financial position or results of operation. The Company is subject to taxation in the U.S. federal, various U.S. states, and Mexico jurisdictions. As of December 31, 2014, the Company’s tax years for 2002-2013 are subject to examination by taxing authorities. As of December 31, 2014, the Company is no longer subject to U.S. federal, state, local, or foreign examinations by tax authorities for years before 2002.

The Company is permanently reinvested with respect to its investment in its foreign subsidiaries. Accordingly, no deferred income tax liability related to its foreign subsidiaries’ unremitted earnings has been included in the Company’s provision for income taxes. Upon distribution of those earnings in the form of dividends or, otherwise, the Company would be subject to income taxes and withholding taxes payable, which could potentially be offset by foreign tax credits. Determination of the amount of unrecognized deferred income tax liability is not practicable because of the complexities associated with the hypothetical calculation.

11.	Notes Payable and Long-Term Debt Long-Term Debt

Long-term debt at December 31, 2014 and 2013, consisted of the following:

	2014	2013

Note payable to various lenders. Wilmington Trust as administrative and collateral agent. The term loans may be eurodollar loans or base rate loans as determined by the Company. When electing to use the eurodollar option, the loan bears an 8.0% interest rate, which assumes a London InterBank Offered Rate (LIBOR)
floor of 1.0%, plus 7.0%. Interest is paid quarterly. The loan to each lender matures in quarterly payments. The remaining balance is due in 2017. The loans are secured by
all the Company’s assets. The loans are guaranteed by Amaya.	—	$160,000,000

Note payable to various lenders. Wilmington Trust as administrative and collateral agent. The term loans may be eurodollar loans or base rate loans as determined by the Company. When electing to use the eurodollar option, the loan bears an 9.5% interest rate, which assumes a London InterBank Offered Rate (LIBOR)
floor of 1.0%, plus 8.5%. Interest is paid quarterly. The loan to each lender matures in quarterly payments. The remaining balance is due in 2019. The loans are secured by
all the Company’s assets. The loans are guaranteed by Amaya.	238,000,000	—

Mezzanine note payable to various lenders. Wilmington Trust as administrative and collateral agent. The loan bears interest at a 13.0% interest rate per annum, which assumes cash interest of 6.0% per annum and paid in kind interest of 7.0% per annum.
Cash interest is paid quarterly. At the election of the Company, paid in kind interest is paid in cash or compounds to principal quarterly. The loan to each lender is due in
full in 2020. The loans are guaranteed by Amaya.	104,536,511	—

Note payable to Founder for settlement of various civil complaints and counterclaims bearing interest at 6% per annum; requires semiannual payments of principal and
interest. The note was paid in full in 2014.	—	386,233

Total long-term debt	342,536,511	160,386,233

Less current portion of long-term debt	(2,400,000)	(1,986,233)

Long-term debt — net of current portion	340,136,511	158,400,000

Less unamortized discounts	(14,138,677)	—

Long-term debt — net of current portion and discounts	$325,997,834	$158,400,000

Maturities of long-term debt for the next five years and thereafter are summarized as follows:

Years Ending
December 31

2015	$ 2,400,000
2016	2,400,000
2017	2,400,000
2018	2,400,000
2019 and thereafter	332,936,511

$ 342,536,511

In connection with the Amaya acquisition of the Company on November 5, 2012, the Company’s direct parent, Amaya Holdings Corporation (an indirect wholly owned subsidiary of Amaya) entered into a credit agreement with a syndicate of financial institutions for $110,000,000 of term loans. The term loans were used by Amaya to finance the acquisition, pay off the Company’s existing debt and fund the Company’s ongoing working capital needs. Amaya pledged its equity interests in the Company and its subsidiaries as a guarantee and as collateral. This agreement was canceled and paid in full with proceeds from new debt described below on December 20, 2013. The agreement required the Company to maintain a holdback account control agreement funded with $5,000,000 from proceeds of the term loans, which is required until the additional consideration is paid according to the acquisition and merger agreement on the second anniversary of the closing date (November 5, 2014). Early release of this provision of the acquisition and merger agreement was executed on November 11, 2013. However, the $5,000,000 holdback amount continued to be held by the financial institutions and restricted from use by the Company as of December 31, 2013. The Company committed to paying the holdback amount to Amaya on release, and therefore recorded a declared distribution to Amaya and a liability to Amaya as of December 31, 2013. In January 2014, the proceeds were released to the Company, and the Company subsequently transferred these proceeds to Amaya, thereby eliminating the liability to Amaya.

On December 20, 2013, the Company entered into a credit agreement with a different syndicate of financial institutions for $160,000,000 of term loans. This arrangement replaced the existing credit facility. The proceeds were also used to make a distribution to the Company’s direct parent and fund the ongoing working capital needs of the Company. Amaya pledged its equity interest in the Company and its subsidiaries as a guarantee and as collateral. This credit agreement was amended in 2014, as discussed below, in a transaction accounted for as a debt extinguishment, resulting in a loss on extinguishment of approximately $1,715,000.

On May 15, 2014, the Company amended the existing credit agreement dated as of December 20, 2013 with an extended syndicate of financial institutions for additional $80,000,000 of term loans. Also on May 15, 2014, the company entered into a credit agreement with a syndicate of financial institutions for $100,000,000 of mezzanine subordinate term loans. The proceeds from both agreements were directed to the Company’s direct parent. Amaya pledged its equity interest in the Company and its subsidiaries as a guarantee and as collateral.

These agreements include covenants covering financial condition (consolidated total leverage ratio, fixed‑charge coverage ratio, and earnings before interest, taxes, depreciation, and amortization (EBITDA)) and limitations on capital expenditure. The leverage ratio of consolidated total debt to consolidated EBITDA cannot be higher than the following amounts in the table below for each period‑end. Consolidated EBITDA as defined in the agreement is consolidated net income (loss), plus income tax expense; interest expense; amortization of debt issuance costs; depreciation; amortization; extraordinary expenses or losses; transaction expenses; other noncash charges fees losses or expenses; any fees or expenses paid in connection with any investment permitted by the agreement; fees and expenses paid to any agent under any loan document; cash payment for resolution of the IGT, Inc. (IGT), settlement minus interest income; extraordinary income or gains; and other noncash gain or income. Minimum EBITDA requirements are shown in the table below for each period-end. The fixed-charge coverage ratio of consolidated EBITDA minus income taxes paid, maintenance capital expenditures, and restricted payments as defined in the agreement divided by consolidated cash interest expense and scheduled debt payments cannot be lower than the following amounts in the tables below for each period-end.

The following information relates to the amended credit agreement:

Period-End	Consolidated Total Leverage Ratio	Fixed-Charge Coverage Ratio	Consolidated EBITDA

March 31, 2015	8.75	1.02	$ 37,890,000
June 30, 2015	8.75	1.05	38,010,000
September 30, 2015	8.50	1.05	39,260,000
December 31, 2015	8.25	1.05	40,580,000
March 31, 2016	8.00	1.05	41,990,000
June 30, 2016	7.75	1.05	43,500,000
September 30, 2016	7.50	1.10	45,110,000
December 31, 2016	7.25	1.10	46,830,000
March 31, 2017	7.00	1.15	48,680,000
June 30, 2017	7.00	1.15	48,870,000
September 30, 2017	6.75	1.15	50,870,000
December 31, 2017	6.75	1.20	51,070,000
March 31, 2018	6.75	1.20	51,270,000
June 30, 2018	6.50	1.20	53,460,000
September 30, 2018	6.50	1.25	53,460,000

Capital expenditures cannot exceed $37,360,000, $38,100,000, $38,870,000, and $38,870,000 for the years ending December 31, 2015, 2016, 2017, and 2018, respectively. The Company may carry over to a subsequent year half of the amount of capital expenditures not expended in the preceding year. The Company was in compliance with its covenants for the period ended December 31, 2014.

The following information relates to the Mezzanine agreement:

Period-End	Consolidated Total Leverage Ratio	Fixed-Charge Coverage Ratio	Consolidated EBITDA

March 31, 2015	9.00	1.00	$ 30,312,000
June 30, 2015	9.00	1.00	30,408,000
September 30, 2015	8.75	1.00	31,408,000
December 31, 2015	8.50	1.00	32,464,000
March 31, 2016	8.25	1.00	33,592,000
June 30, 2016	8.00	1.00	34,800,000
September 30, 2016	7.75	1.00	36,088,000
December 31, 2016	7.50	1.00	37,464,000
March 31, 2017	7.25	1.05	38,944,000
June 30, 2017	7.25	1.05	39,096,000
September 30, 2017	7.00	1.05	40,696,000
December 31, 2017	7.00	1.10	40,856,000
March 31, 2018	7.00	1.10	41,016,000
June 30, 2018	6.75	1.10	42,768,000
September 30, 2018	6.75	1.15	42,768,000
December 31, 2018	6.75	1.15	42,768,000
March 31, 2019, and thereafter	6.25	1.15	42,768,000

Capital expenditures cannot exceed $44,832,000, $45,720,000, $46,644,000, and $46,644,000 for the years ending December 31, 2015, 2016, 2017, and 2018, respectively. The Company may carry over to a subsequent year half of the amount of capital expenditures not expended in the preceding year. The Company was in compliance with its covenants for the period ended December 31, 2014.

Common Stock Warrants - In connection with the Mezzanine Credit Agreement entered into on May 15, 2014, Amaya issued 4,000,000 common stock warrants as compensation, on behalf of the Company, to certain of the lenders involved.
Each warrant entitles the holder to purchase one share of Amaya common stock for an exercise price of $19.17 CAD. The warrants may be exercised by the holder at any time until the date of expiration, which is May 15, 2024 (10 years after the date of issuance). Upon issuance, the Company recorded a discount to the carrying value of the mezzanine loan and an associated increase to additional paid in capital for the estimated fair value of the warrants. The fair value of the warrants at issuance of approximately $10,400,000 USD was calculated using the Black-Scholes-Merton option-pricing model with the following assumptions: 10 year contractual term; annual risk-free interest rate of 2.29%; 46% volatility; and 0% dividend rate. The discount will be amortized to interest expense using the effective interest rate method over the six year term of the loan, and the interest charge for the year ended December 31, 2014 totaled approximately $400,000.

As of December 31, 2014, all 4,000,000 warrants remained outstanding. These were the only warrants issued by Amaya on behalf of the Company.

12.	Commitments and Contingencies

Litigation -In 2012, the Company and the founder of the Company (the “Founder”) entered into a settlement agreement and mutual release that terminated a lawsuit filed by the Founder against the Company and a former officer and director of the Company. The Founder asserted that the former director authorized improper related-party transactions that caused the value of the Founder shares in the Company to decline, that the Company failed to reimburse the Founder for various expenses, and that the Company breached the employment contract with the Founder. The Company denied all claims of wrongdoing and filed a counterclaim against the Founder for breach of contract, breach of fiduciary duty, breach of duties of good faith, and loyalty and fraud. In a separate action that was settled in 2010, the Founder also alleged that the Company conspired to cause an event of default on certain loans related to real estate owned by the Founder. In connection with the 2012 settlement, the Company agreed to pay the Founder $1,500,000, which was recorded in selling, general, and administrative expense, in semiannual payments, plus 6% interest. The first payment was made on September 24, 2012, for $750,000. During 2013, two payments of approximately $202,000 each were made. During 2014, the remaining balance was paid in two equal payments of approximately $202,000 each.

The Company previously leased its office and operating facilities from the Founder. The lease term commenced in October 2004 and expired in October 2009. The Company continued to lease the building on a month-to-month basis through July 2010. Rent expense to the Founder for the year ended December 31, 2010, was approximately $359,000. The Founder also had litigation with the Company related to the lease on the building. During 2010, the Company settled the litigation related to the lease on the building and another lawsuit related to the purchase and sale agreement related to the Founder’s shares and paid the Founder $150,000. The Company is currently a guarantor on one loan with an estimated balance of $1.037M as of December 31, 2014, related to the building the Company was leasing from the Founder. As part of the settlement of the lease litigation, the Company deposited $1,000,000 of the purchase price of the Founder’s shares into an escrow account, and if the Company is required to pay under the guarantee agreement related to the building, it can offset the amount paid in escrow and seek recovery of the remainder from the Founder.

The Company is subject to other lawsuits, claims, and other complaints arising out of the ordinary conduct of business. While the ultimate results and outcomes from these matters cannot be determined precisely, management, based in part upon the advice of legal counsel, believes that all matters are without merit or are of such amounts that would not have a material adverse effect on the Company’s consolidated financial position, operating results, or cash flows.

Capitalized Lease Obligations - The Company leases property and equipment under capital leases. Amortization associated with assets under capital leases is included in depreciation expense. The leases outstanding as of December 31, 2014 and 2013, require monthly payments ranging from $1,041 to $14,246 and $1,041 to $14,246, respectively, at interest rates ranging from 3.98% to 10.09% and 3.98% to 13.56%, respectively. The leases expire at various times through June 2017. The leases are secured by the related property and equipment.

A summary of property and equipment held under capital leases at December 31, 2014 and 2013, is as follows:

	2014	2013

Cost of equipment held under capital leases	$ 1,959,535	$ 1,883,644
Less accumulated amortization	(1,279,748)	(1,067,072)

Net equipment held under capital leases	$ 679,787	$ 816,572

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments at December 31, 2014, are as follows:

Years Ending
December 31

2015	$ 555,630
2016	208,861
2017	98,248
2018	24,380

Total minimum lease payments	887,119

Less amount representing interest	(48,397)

Total present value of minimum lease payments	838,722

Less current portion	(523,072)

Noncurrent portion	$ 315,650

Operating Leases - The Company leases its office and operating facilities and certain equipment under operating lease agreements expiring on various dates through November 2017. Rent expense under the agreements was approximately $704,000 and $594,000 for the years ended December 31, 2014 and 2013, respectively.

Future minimum lease payments under noncancelable operating leases at December 31, 2014, are as follows:

Years Ending
December 31

2015	$ 690,556
2016	678,066
2017	688,376
2018	78,598

$ 2,135,596

Sales Tax Liability - The Company has operations in various states and counties in which they have not filed sales tax returns. The Company has accrued approximately $92,000 as of December 31, 2014, which is the Company’s best estimate of its sales tax liabilities. The Company’s accounting policy is to include penalties and interest related to taxes in interest expense. Actual amounts could differ from estimates.

13.	Net sales and cost of goods and services

The following is a summary of the components of net sales and cost of goods and services for the years ended December 31, 2014 and 2013:

	2014	2013

Gaming operations services	$ 75,052,076	$ 77,876,082
Sales of equipment	12,076,903	7,054,761
Net sales	$ 87,128,979	$ 84,930,843

Cost of gaming operations services	25,161,507	22,913,223
Cost of equipment sales	5,155,953	3,107,022
Cost of goods and services	$ 30,317,460	$ 26,020,245

14.	Concentrations Significant Customer -
Revenues from one major customer totaled approximately $23,698,000 and $21,125,000 and composed 26% and 25% of the revenues generated in 2014 and 2013, respectively. The outstanding receivables related to this customer were approximately $830,600 and $1,031,000 at December 31, 2014 and 2013, respectively. There were no other customers for which revenues composed more than 10% of total revenue during 2014 or 2013.

15.	Foreign Operations
The Company has a significant portion of its operations located in Mexico. Revenues related to Mexican operations were approximately $25,984,000 and $29,022,000 for the years ended December 31, 2014 and 2013, respectively. The net book value of property and equipment located in Mexico was approximately $7,790,000 and $11,803,000 at December 31, 2014 and 2013, respectively. These operations are subject to risks of currency fluctuations and changes in laws and regulations.

16.	Supplemental Disclosures of Cash Flows Information and Noncash Activities

Cash paid for interest and income taxes for the years ended December 31, 2014 and 2013, were as follows:

	2014	2013

Cash paid during the year for interest	$ 23,102,321	$ 11,228,406
Cash paid during the year for income taxes	1,793,862	2,219,340

Significant noncash activities for the years ended December 31, 2014 and 2013, were as follows:

	2014	2013

Warrants issued related to Mezzanine debt	$10,352,769	$—
Accrued distribution to Amaya related to early release of
hold back from 2012 acquisition	—	5,000,000
Contractual obligation and lease incentive asset related to
customer contract	—	2,451,600
Acquisition of property and equipment and prepaid
maintenance contracts under capital leases	722,104	752,931
Accrued capital expenditures	174,301	470,070

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